                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                CLIFTON SAVINGS BANCORP, INC. (in organization)
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)



FEDERAL                                               20-0055422
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(state of incorporation or organization)   (I.R.S. Employer Identification No.)


1433 Van Houten Avenue, Clifton, New Jersey           07015-2149
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(Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act: None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[   ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ X ]
      Securities Act registration statement file number to which this form relates: 333-106116.

Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK,  PAR VALUE  $.01 PER SHARE
                   ----------------------------------------
                               (Title of class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading: "Description of Clifton Savings Bancorp Capital Stock," filed on December 12, 2003 as part of the Registrant's Registration Statement on Form S-1, No. 333-106116.

ITEM 2.     EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-106116, filed on December 12, 2003.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-106116, filed on December 12, 2003.

            (c)   Plan of Reorganization and Stock Issuance

                  Incorporated by reference to Exhibit 2.0 to Registrant's Registration Statement on Form S-1, No. 333-106116, filed on December 12, 2003.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-106116, filed on December 12, 2003.

                                  SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              CLIFTON SAVINGS BANCORP, INC. (in organization)
                              -----------------------------------------------
                              (Registrant)


                              Date: January 13, 2004


                              By:   /s/ John A. Celentano, Jr.
                                    -----------------------------------------
                                    John A. Celentano, Jr.
                                    Chairman of the Board and
                                    Chief Executive Officer